Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

Virgin Media Inc.*

(Exact name of obligor as specified in its charter)

And the additional obligors listed below

Delaware	909 Third Avenue, Suite 2863 New York, New York 10022	59-3778247
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, of obligor’s principal executive offices)	(I.R.S. Employer Identification No.)

See Table of Additional Obligors Below

Debt Securities

(Title of the indenture securities)

TABLE OF ADDITIONAL OBLIGORS

Name of Additional Registrants	Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification Number
Avon Cable Joint Venture(1)	England and Wales	Not applicable
Barnsley Cable Communications Limited(1)	England and Wales	Not applicable
BCMV Limited(1)	England and Wales	Not applicable
Birmingham Cable Limited(1)	England and Wales	Not applicable
Cable Camden Limited(1)	England and Wales	Not applicable
Cable Enfield Limited(1)	England and Wales	Not applicable
Cable Hackney & Islington Limited(1)	England and Wales	Not applicable
Cable Haringey Limited(1)	England and Wales	Not applicable
Doncaster Cable Communications Limited(1)	England and Wales	Not applicable
EuroBell (South West) Limited(1)	England and Wales	Not applicable
EuroBell (Sussex) Limited(1)	England and Wales	Not applicable
EuroBell (West Kent) Limited(1)	England and Wales	Not applicable
EuroBell Internet Services Limited(1)	England and Wales	Not applicable
Halifax Cable Communications Limited(1)	England and Wales	Not applicable
Middlesex Cable Limited(1)	England and Wales	Not applicable
NTL Business Limited(1)	England and Wales	Not applicable
NTL Cablecomms Bolton(1)	England and Wales	98-0139992
NTL Cablecomms Bromley(1)	England and Wales	98-0123989
NTL Cablecomms Bury and Rochdale(1)	England and Wales	98-0139995
NTL Cablecomms Cheshire(1)	England and Wales	98-0139994
NTL Cablecomms Derby(1)	England and Wales	98-0139996
NTL Cablecomms Greater Manchester(1)	England and Wales	98-0139998
NTL Cablecomms Macclesfield (1)	England and Wales	98-0139999
NTL Cablecomms Oldham and Tameside(1)	England and Wales	98-0140000
NTL Cablecomms Solent(1)	England and Wales	98-0123998
NTL Cablecomms Staffordshire(1)	England and Wales	98-0140001
NTL Cablecomms Stockport(1)	England and Wales	98-0140002
NTL Cablecomms Surrey(1)	England and Wales	98-0123999
NTL Cablecomms Sussex(1)	England and Wales	98-0123990
NTL Cablecomms Wessex(1)	England and Wales	98-0123991
NTL Cablecomms Wirral(1)	England and Wales	98-0124001
NTL Cambridge Limited(1)	England and Wales	Not applicable
NTL Glasgow(3)	Scotland	13-3610666
NTL Kirklees(1)	England and Wales	52-1872166
NTL Midlands Limited(1)	England and Wales	Not applicable
NTL Wirral Telephone and Cable TV Company(1)	England and Wales	98-0141469
Sheffield Cable Communications Limited(1)	England and Wales	Not applicable
Telewest Communications (Cumbernauld) Limited(2)	Scotland	Not applicable
Telewest Communications (Dumbarton) Limited(2)	Scotland	Not applicable
Telewest Communications (Dundee & Perth) Limited(2)	Scotland	Not applicable
Telewest Communications (Falkirk) Limited(2)	Scotland	Not applicable
Telewest Communications (Glenrothes) Limited(2)	Scotland	Not applicable
Telewest Communications (London South) Joint Venture(1)	England and Wales	Not applicable
Telewest Communications (Midlands and North West) Limited(1)	England and Wales	Not applicable
Telewest Communications (Midlands) Limited(1)	England and Wales	Not applicable
Telewest Communications (Motherwell) Limited(2)	Scotland	Not applicable
Telewest Communications (North East) Partnership(1)	England and Wales	Not applicable
Telewest Communications Networks Limited(1)	England and Wales	Not applicable
Telewest UK Limited(1)	England and Wales	98-0416238
Virgin Media Business Limited (f/k/a Imminus Limited)(1)	England and Wales	Not applicable
Virgin Media Finance PLC(1)	England and Wales	98-0425095
Virgin Media Investment Holdings Limited(1)	England and Wales	Not applicable
Virgin Media Investments Limited(1)	England and Wales	98-0644845
Virgin Media Limited(1)	England and Wales	98-0397314
Virgin Media Payments Ltd(1)	England and Wales	98-0521160

Virgin Media SFA Finance Limited(1)	England and Wales	Not applicable
VMWH Limited(1)	England and Wales	98-0696005
Virgin Media Wholesale Limited (f/k/a Telewest Communications Group Limited)(1)	England and Wales	Not applicable
Virgin Mobile Group (UK) Limited(1)	England and Wales	98-0521554
Virgin Mobile Holdings (UK) Limited(1)	England and Wales	Not applicable
Virgin Mobile Telecoms Limited(1)	England and Wales	98-0513715
Virgin Net Limited(1)	England and Wales	Not applicable
VMIH Sub Limited(1)	England and Wales	Not applicable
Wakefield Cable Communications Limited(1)	England and Wales	Not applicable
X-Tant Limited(1)	England and Wales	Not applicable

The Primary Standard Industrial Classification Code Number for each additional registrant is 4813. The address, including zip code, and telephone number, including area code, of each additional registrant’s principal executive offices is as set forth below:

(1)	Media House, Bartley Wood Business Park, Bartley Way, Hook, Hampshire, RG27 9UP, England; Tel: +44 (0) 1256 7520000
(2)	1 South Gyle Crescent Lane, Edinburgh, EH12 9EG, Scotland; Tel: +44 (0) 1256 752000
(3)	Media House, 60 Maxwell Road, Glasgow, G41 1PR, Scotland; Tel: +44 (0) 1256 752000

Item 1. General information.

Furnish the following information as to the Trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417 and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

The New York Clearing House Association L.L.C.	New York, N.Y. 10005

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-15. Not Applicable.

Item 16. List of Exhibits.

Exhibits identified in parentheses below are on file with the Securities and Exchange Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly The Bank of New York (formerly Irving Trust Company)) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152856).

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162228.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152856.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in London, England, on the 18th day of July, 2011.

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Michael Lee
	Name:	Michael Lee
	Title:	Vice President

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Exhibit 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March, 31, 2011, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar amounts in thousands
ASSETS
Cash and balances due from depository institutions
Noninterest-bearing balances and currency and coin	3,060,000
Interest-bearing balances	80,377,000
Securities
Held-to-maturity securities	3,553,000
Available-for-sale securities	58,636,000
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	38,000
Securities purchased under agreements to resell	954,000
Loans and lease financing receivables
Loans and leases held for sale	4,000
Loans and leases, net of unearned income	24,852,000
Allowance for loan and lease losses	449,000
Loans and leases, net of unearned income and allowance	24,403,000
Trading assets	6,394,000
Premises and fixed assets (including capitalized leases)	1,144,000
Other real estate owned	6,000
Investments in unconsolidated subsidiaries and associated companies	982,000
Direct and indirect investments in real estate ventures	0
Intangible assets
Goodwill	6,421,000
Other intangible assets	1,761,000
Other assets	12,516,000
Total assets	200,249,000
LIABILITIES
Deposits
In domestic offices	70,588,000
Noninterest-bearing	37,184,000
Interest-bearing	33,404,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	87,515,000
Noninterest-bearing	2,620,000
Interest-bearing	84,895,000

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	Dollar amounts in thousands
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices		2,977,000
Securities sold under agreements to repurchase		28,000
Trading liabilities		7,066,000
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		2,571,000
Subordinated notes and debentures		3,490,000
Other liabilities		9,507,000
Total liabilities		183,742,000
EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		1,135,000
Surplus (exclude all surplus related to preferred stock)		8,631,000
Not available
Retained earnings		7,173,000
Accumulated other comprehensive income	–	782,000)
Other equity capital components		0
Not available
Total bank equity capital		16,157,000
Noncontrolling (minority) interests in consolidated subsidiaries		350,000
Total equity capital		16,507,000
Total liabilities and equity capital		200,249,000

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